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                                                                     EXHIBIT 4.4

                              CERTIFICATE OF TRUST

                                       OF

                             SUMMIT CAPITAL TRUST I


         THIS Certificate of Trust of Summit Capital Trust I (the "Trust"), dated as of March 12, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

         1. Name. The name of the business trust formed hereby is Summit Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.


         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.


                                     FIRST CHICAGO DELAWARE INC.,
                                     not in its individual capacity
                                     but solely as trustee of the Trust



                                     /s/ Richard D. Manella
                                     ------------------------------------------
                                     Name:   Richard D. Manella
                                     Title:  Vice President

                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     not in its individual capacity
                                     but solely as trustee of the Trust


                                     /s/ Richard D. Manella
                                     ------------------------------------------
                                     Name:   Richard D. Manella
                                     Title:  Vice President